EXHIBIT 99

SPS Commerce Reports Second Quarter 2022 Financial Results

Company delivers 86th consecutive quarter of topline growth
Revenue growth of 15% year-over-year; Recurring revenue growth of 16% year-over-year
Announces new Share Repurchase Program

MINNEAPOLIS, July 27, 2022 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

  Revenue was $109.2 million in the second quarter of 2022, compared to $94.5 million in the second quarter of 2021, reflecting 15% growth.
  Recurring revenue grew 16% from the second quarter of 2021.
  Net income was $10.8 million or $0.29 per diluted share, compared to net income of $10.2 million or $0.28 per diluted share in the second quarter of 2021.
  Non-GAAP income per diluted share was $0.53, compared to non-GAAP income per diluted share of $0.46 in the second quarter of 2021.
  Adjusted EBITDA for the second quarter of 2022 increased 13% to $30.9 million compared to the second quarter of 2021.

“SPS Commerce continues to capitalize on the retail industry’s ongoing investments in supply chain management efficiency, digital transformation, and cloud migration,” said Archie Black, CEO of SPS Commerce. “Retailers and suppliers are more motivated than ever to overhaul their systems to accommodate the demands of omnichannel retail and to address ongoing supply chain disruptions.”

“SPS Commerce is well positioned for long-term growth as macro dynamics and the growing need for trading partner collaboration continue to fuel demand for SPS’ full-service EDI,” said Kim Nelson, CFO of SPS Commerce.

Share Repurchase Program

The Company also announced today that the Board of Directors of SPS Commerce authorized a new program to repurchase up to $50.0 million of common stock. Under the program, purchases may be made from time to time in the open market, in privately negotiated purchases, or both. The timing and number of shares to be purchased will be based on the price of the Company's common stock, general business and market conditions and other investment considerations and factors. The share repurchase program becomes effective on August 26, 2022, and expires on July 26, 2024. The Company’s November 2021 program that previously authorized repurchase of up to $50.0 million will terminate when the new program goes into effect.

The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time without prior notice. The Company had 36.0 million shares of outstanding common stock as of June 30, 2022. The Company intends to finance the share repurchase program with cash on hand.

Guidance

Third Quarter 2022 Guidance

  Revenue is expected to be in the range of $113.4 million to $114.4 million.
  Net income per diluted share is expected to be in the range of $0.29 to $0.31, with fully diluted weighted average shares outstanding of 37.2 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.51 to $0.52.
  Adjusted EBITDA is expected to be in the range of $32.0 million to $32.7 million.
  Non-cash, share-based compensation expense is expected to be $8.5 million, depreciation expense is expected to be $4.5 million, and amortization expense is expected to be $3.0 million.

Full Year 2022 Guidance

  Revenue is expected to be in the range of $446.4 million to $448.4 million, representing 16% growth over 2021.
  Net income per diluted share is expected to be in the range of $1.25 to $1.29, with fully diluted weighted average shares outstanding of 37.1 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.13 to $2.15.
  Adjusted EBITDA is expected to be in the range of $128.2 million to $129.4 million, representing 20% to 21% growth over 2021.
  Non-cash, share-based compensation expense is expected to be $34.2 million, depreciation expense is expected to be $17.3 million, and amortization expense is expected to be $11.1 million.

Quarterly Conference Call

To access the conference call, please pre-register at:
https://register.vevent.com/register/BIb996f82a68ba4f669fb6d3f83720fe5d. Once registered, participants will receive a dial-in number and PIN to access the call. While not required, it is recommended you join 10 minutes prior to the event start. A live webcast and replay of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 105,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 86 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement our financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP measures provide useful information to our management, board of directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our financial statements and are subject to inherent limitations.  Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

SPS Commerce uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance because they assist the Company in comparing performance on a consistent basis, as they remove from operating results the impact of the Company's capital structure. SPS Commerce believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating the Company's operating performance because they are widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which assets were acquired.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the third quarter and full year of 2022, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$212,725	207,552
Short-term investments	46,513	49,758
Accounts receivable	44,559	38,811
Allowance for credit losses	(4,454)	(4,249)
Accounts receivable, net	40,105	34,562
Deferred costs	48,294	44,529
Other assets	17,912	16,042
Total current assets	365,549	352,443
Property and equipment, net	32,000	31,901
Operating lease right-of-use assets	9,578	10,851
Goodwill	142,960	143,663
Intangible assets, net	53,597	58,587
Other assets
Deferred costs, non-current	16,371	15,191
Deferred income tax assets	191	182
Other assets, non-current	2,530	3,028
Total assets	$622,776	615,846
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,442	8,330
Accrued compensation	25,855	31,661
Accrued expenses	7,508	8,345
Deferred revenue	59,093	50,428
Operating lease liabilities	4,341	4,108
Total current liabilities	101,239	102,872
Other liabilities
Deferred revenue, non-current	5,281	5,144
Operating lease liabilities, non-current	14,239	16,426
Deferred income tax liabilities	4,997	7,145
Total liabilities	125,756	131,587
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 38,074,026 and 37,798,610 shares issued; and 36,029,477 and 36,009,257 shares outstanding, respectively	38	38
Treasury Stock, at cost; 2,044,549 and 1,789,353 shares, respectively	(115,900)	(85,677)
Additional paid-in capital	453,922	433,258
Retained earnings	161,443	138,087
Accumulated other comprehensive loss	(2,483)	(1,447)
Total stockholders’ equity	497,020	484,259
Total liabilities and stockholders’ equity	$622,776	615,846

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$109,178	$94,539	$214,371	$184,633
Cost of revenues	37,530	31,730	72,919	61,700
Gross profit	71,648	62,809	141,452	122,933
Operating expenses
Sales and marketing	24,582	21,952	49,237	43,307
Research and development	11,432	8,899	22,133	17,605
General and administrative	17,198	15,758	32,666	30,495
Amortization of intangible assets	2,468	2,671	4,938	5,335
Total operating expenses	55,680	49,280	108,974	96,742
Income from operations	15,968	13,529	32,478	26,191
Other expense, net	(1,338)	(383)	(915)	(708)
Income before income taxes	14,630	13,146	31,563	25,483
Income tax expense	3,877	2,963	8,207	5,100
Net income	$10,753	$10,183	$23,356	$20,383

Net income per share
Basic	$0.30	$0.28	$0.65	$0.57
Diluted	$0.29	$0.28	$0.63	$0.55

Weighted average common shares used to compute net income per share
Basic	36,085	35,903	36,110	35,828
Diluted	36,862	36,753	36,897	36,741

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited; in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$23,356	$20,383
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(2,160)	351
Depreciation and amortization of property and equipment	7,814	7,294
Amortization of intangible assets	4,938	5,335
Provision for credit losses	2,634	2,831
Stock-based compensation	17,676	14,424
Other, net	8	170
Changes in assets and liabilities
Accounts receivable	(7,862)	(6,945)
Deferred costs	(5,095)	(3,338)
Other current and non-current assets	(1,423)	(1,201)
Accounts payable	(3,234)	(147)
Accrued compensation	(7,186)	3,246
Accrued expenses	(805)	(2,087)
Deferred revenue	8,802	12,893
Operating leases	(678)	1,449
Net cash provided by operating activities	36,785	54,658
Cash flows from investing activities
Purchases of property and equipment	(8,191)	(8,738)
Purchases of investments	(114,603)	(44,034)
Maturities of investments	117,500	35,000
Net cash used in investing activities	(5,294)	(17,772)
Cash flows from financing activities
Repurchases of common stock	(30,223)	(6,450)
Net proceeds from exercise of options to purchase common stock	690	4,030
Net proceeds from employee stock purchase plan	3,350	2,186
Payments for contingent consideration	—	(2,042)
Net cash used in financing activities	(26,183)	(2,276)
Effect of foreign currency exchange rate changes	(135)	65
Net increase in cash and cash equivalents	5,173	34,675
Cash and cash equivalents at beginning of period	207,552	149,692
Cash and cash equivalents at end of period	$212,725	$184,367

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$10,753	$10,183	$23,356	$20,383
Income tax expense	3,877	2,963	8,207	5,100
Depreciation and amortization of property and equipment	3,950	3,529	7,814	7,294
Amortization of intangible assets	2,468	2,671	4,938	5,335
Stock-based compensation expense	8,661	7,499	17,676	14,424
Realized loss from foreign currency on cash and investments held	1,327	349	859	638
Investment income	(172)	(79)	(220)	(176)
Other	—	213	—	(213)
Adjusted EBITDA	$30,864	$27,328	$62,630	$52,785

Adjusted EBITDA Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$109,178	$94,539	$214,371	$184,633

Net income	10,753	10,183	23,356	20,383
Margin	10%	11%	11%	11%

Adjusted EBITDA	30,864	27,328	62,630	52,785
Adjusted EBITDA Margin	28%	29%	29%	29%

Non-GAAP Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$10,753	$10,183	$23,356	$20,383
Stock-based compensation expense	8,661	7,499	17,676	14,424
Amortization of intangible assets	2,468	2,671	4,938	5,335
Realized loss from foreign currency on cash and investments held	1,327	349	859	638
Other	—	213	—	(213)
Income tax effects of adjustments	(3,491)	(3,999)	(6,710)	(7,974)
Non-GAAP income	$19,718	$16,916	$40,119	$32,593
Shares used to compute non-GAAP income per share
Basic	36,085	35,903	36,110	35,828
Diluted	36,862	36,753	36,897	36,741
Non-GAAP income per share
Basic	$0.55	$0.47	$1.11	$0.91
Diluted	$0.53	$0.46	$1.09	$0.89